UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2024

DISC MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39438	85-1612845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street, Suite 101, Watertown, MA 02472	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-9274

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2024, Disc Medicine, Inc. (the “Company”) entered into a Controlled Equity Offering SM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), pursuant to which the Company may, from time to time in its sole discretion, issue and sell to or through Cantor, acting as sales agent, shares of the Company’s common stock, par value $0.0001 per share (“common stock”). The issuance and sale, if any, of shares of common stock having an aggregate offering price of up to $200.0 million by the Company under the Agreement (the “Placement Shares”) will only be made pursuant to the Company’s effective registration statement on Form S-3 (No. 333-281359) and a prospectus supplement related thereto.

Pursuant to the Agreement, Cantor may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). Cantor will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Shares from time to time, based upon instructions from the Company (including any price or size limits the Company may impose). The Company and Cantor may also agree to sell Placement Shares to Cantor as principal at a price agreed upon by the parties at each relevant time Placement Shares are sold pursuant to the Agreement.

The Company will pay Cantor a commission of up to 3.0% of the gross proceeds of any Placement Shares sold pursuant to the Agreement.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The offering of Placement Shares pursuant to the Agreement will terminate upon the termination of the Agreement in accordance with its terms.

The Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Cantor against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the validity of the Placement Shares in the offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 1.02	Termination of a Material Definitive Agreement.

On November 15, 2024, the Company delivered written notice to Jefferies LLC (“Jefferies”) that it was terminating Open Market Sale AgreementSM (the “Prior Sales Agreement”) dated October 10, 2023, by and between the Company and Jefferies, as amended by Amendment No. 1 to the Prior Sales Agreement dated December 5, 2023 and that no further offers or sales of shares of common stock would be made pursuant to the prospectus supplement filed with the Securities and Exchange Commission on December 5, 2023 under the Company’s shelf Registration Statement on Form S-3 (File No. 333-275652), which became effective on November 29, 2023. The termination of the Prior Sales Agreement and offering of common stock pursuant thereto became effective on November 15, 2024.

Prior to termination, the Company had sold an aggregate of 376,363 shares of common stock under the Prior Sales Agreement for aggregate gross proceeds of $22.5 million. The Company is not subject to any termination penalties related to the termination of the Prior Sales Agreement. A copy of the Prior Sales Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2023, and a copy of Amendment No. 1 to the Prior Sales Agreement was filed as Exhibit 1.1. to the Company’s Current Report on Form 8-K filed on December 5, 2023, each of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement dated November 15, 2024 by and between Disc Medicine, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date: November 15, 2024	By:	/s/ John Quisel
	Name:	John Quisel, J.D. Ph.D.
	Title:	Chief Executive Officer